Exhibit 10.11

FORM OF AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT

This AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT, dated as of [—], 2010 (this “Agreement”), by and among METALS USA HOLDINGS CORP., a Delaware corporation (the “Company”), and the HOLDERS that are parties hereto (the “Holders,” and together with the Company, the “Parties”), amends and restates that certain Investors Rights Agreement, dated as of May 17, 2005 (the “Original Agreement”), by and among the Parties.

WHEREAS, the Holders and the Company desire to amend and restate the Original Agreement in connection with the initial public offering of Common Stock (as defined below) of the Company (the “IPO”).

WHEREAS, pursuant to Section 9(f) of the Original Agreement, the Original Agreement may be amended with the written consent of the Company and the Holders having the Required Voting Percentage (as defined in the Original Agreement).

WHEREAS, the Company and Holders having the Required Voting Percentage (as defined in the Original Agreement) have, by executing and delivering this Agreement, provided such written consent.

NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the Parties hereto hereby agree as follows:

Section 1. Definitions.

As used in this Agreement:

“Adoption” has the meaning ascribed to such term in Exhibit A.

“Affiliate” of the Company or the Apollo Group means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or the Apollo Group, as applicable. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates, other than Flag Intermediate Holdings Corporation, Metals USA, Inc. and their respective subsidiaries.

“Affiliate” of a Holder (other than the Apollo Group) means: (a) any member of the immediate family of an individual Holder, including parents, siblings, spouse and children (including those by adoption); the parents, siblings, spouse, or children (including those by adoption) of such immediate family member, and in any such case any trust whose primary beneficiary is such individual Holder or one or more members of such immediate family and/or such Holder’s lineal descendants; (b) the legal representative or guardian of such individual Holder or of any such immediate family member in the event such individual Holder or any such immediate family member becomes mentally incompetent; and (c) any Person controlling, controlled by or under common control with a Holder. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. The term “Affiliate” shall not include at any time any portfolio companies of Apollo Management V, L.P. or its Affiliates, other than Flag Intermediate Holdings Corporation, Metals USA, Inc. and their respective subsidiaries.

“Agreement” has the meaning ascribed to such term in the preamble.

“Apollo Group” means Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P. and each of their respective Affiliates.

“Apollo Registration Demand” has the meaning ascribed to such term in Section 4(a)(i).

“Bankruptcy Event” means, with respect to any Management Holder: (a) such holder shall voluntarily be adjudicated as bankrupt or insolvent; (b) such holder shall consent to or not contest the appointment of a receiver or trustee for himself, herself or itself or for all or any part of his, her or its property; (c) such holder shall file a petition seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) such holder shall make a general assignment for the benefit of his, her or its creditors; (e) a petition shall have been filed against such Management Holder seeking relief under the bankruptcy, rearrangement, reorganization or other debtor relief laws of the United States or any state or other competent jurisdiction; or (f) a court of competent jurisdiction shall have entered an order, judgment or decree appointing a receiver or trustee for such Management Holder, or for any part of his, her or its property, and such petition, order, judgment or decree shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Cause” means, with respect to the termination of employment of any Management Holder by the Company or any of its subsidiaries: (a) if such Management Holder is at the time of termination a party to an employment agreement with the Company or any of its subsidiaries that defines such term, the meaning given to such term therein; (b) otherwise if such Management Holder is at the time of termination a party to an Award Agreement under the 2005 Metals USA, Inc. Stock Option Plan, the meaning given to such term therein; and (c) in all other cases, the termination by the Company or any of its subsidiaries of a Management Holder’s employment based on such Management Holder’s (i) commission of a felony or an act of moral turpitude; (ii) a willful commission or omission of an act of dishonesty involving the Company; (iii) a material non-curable breach of such Management Holder’s obligations hereunder or under any other agreement entered into between such Management Holder and the Company or any of its subsidiaries or Affiliates, including any willful misconduct that can be expected to cause material harm to the Company or its business reputation; or (iv) a failure by a Management

Holder to cure a material breach of his obligations hereunder or any other agreement entered into between a Management Holder and the Company or any of its Affiliates within 30 days after such breach.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $.01 per share.

“Company” has the meaning ascribed to such term in the preamble.

“Control Disposition” means a Disposition by the Apollo Group that would have the effect of transferring to a Person or Group that is not an Affiliate of the Apollo Group or a portfolio company of any members of the Apollo Group (other than Flag Intermediate Holdings Corporation, Metals USA, Inc. or their respective subsidiaries), a number of shares of Common Stock or common stock of Metals USA, Inc. such that, following the consummation of such Disposition, such Person or Group possesses the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer of Common Stock).

“Demand Notice” has the meaning ascribed to such term in Section 4(a)(i).

“Disability” means, with respect to each Management Holder, that the Management Holder: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical of mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) is, by reason of any medically determinable physical of mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company.

“Disposition” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock (or any interest therein) whatsoever, or any other transfer of beneficial ownership of Common Stock whether voluntary or involuntary, including, without limitation (a) as a part of any liquidation of a Management Holder’s assets, or (b) as a part of any reorganization of a Management Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to each share of Common Stock or other capital stock held by any Management Holder: (a) if such Management Holder is a party to any agreement with the Company that defines such term, the meaning given therein, and (b) in all other cases:

(i) With respect to any series or class of capital stock, the per share fair market value as determined by the Board in such manner as it deems appropriate

(such determination will be made in good faith (as required by Section 422(c)(1) of the Code, may be based on the advice of an independent investment banker or appraiser recognized to be an expert in making such valuations, will take into consideration the factors listed in 26 C.F.R. § 20.2031-2, but will not take into account any reduction in value of the Common Stock because the Common Stock (A) represents a minority position; (B) is subject to restrictions on transfer and resale; or (C) lacks liquidity).

(ii) Notwithstanding anything to the contrary contained in clause (i) above, if any securities of the Company are publicly traded or quoted at the time of determination, then the per share fair market value of such securities shall be the most recent closing trading price, during regular trading hours, of such securities on the business day immediately prior to the date of determination as determined by the Board in good faith.

(iii) At any time as of which the Board is permitted to determine the Fair Market Value of any security in accordance with clause (i) above, neither the Company nor any officer, director, employee or agent of the Company shall have any liability with respect to the valuation of such securities that are bought or sold at such Fair Market Value even though the Fair Market Value, as so determined, may be more or less than the actual fair market value. Each of the Company and its officers, directors, employees and agents shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports or statements presented to the Company by any Person as to matters that the Company or such director, officer, employee or agent reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company in determining such Fair Market Value.

“Good Reason” means the voluntary resignation of a Management Holder’s employment: (a) if the Management Holder is at the time of resignation a party to an employment agreement with the Company or any of its subsidiaries that defines such term, the meaning given to such term in the employment agreement; (b) otherwise if the Management Holder is at the time of resignation a party to an Award Agreement pursuant to the 2005 Metal USA, Inc. Stock Option Plan that defines such term, the meaning given to such term in the Award Agreement; and (c) in all other cases, a resignation by the Management Holder within 30 days of (i) a reduction of greater than 10% in the Management Holder’s annual base salary or target bonus, unless such reduction is applied to all other similarly situated employees, directors or consultant of the Company; or (ii) any material adverse change in the Management Holder’s title, authority, duties, or responsibilities or the assignment to the Management Holder of any duties or responsibilities inconsistent in any material respect with those customarily associated with the position of the Management Holder.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act.

“Holders” has the meaning ascribed to such term in the preamble.

“Indebtedness” means, with respect to any Person: (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note, bond, debenture or similar instrument and any other obligation or liability represented by a note, bond, debenture or similar instrument, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of the property subject to such mortgage or lien, (e) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under generally accepted accounting principles in the United States of America (“GAAP”) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP, (f) all unpaid reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (g) all obligations of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices, (h) all interest, fees and other expenses owed with respect to the indebtedness referred to above (and any prepayment penalties or fees or similar breakage costs or other fees and costs required to be paid in order for such Indebtedness to be satisfied and discharged in full), and (i) all indebtedness referred to above that is directly or indirectly guaranteed by such Person or that such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“IPO” has the meaning ascribed to such term in the recitals.

“IRA” has the meaning ascribed to such term in Section 3.2(c).

“Management Holder” means a Holder who is employed by, or serves as a consultant, to the Company or any of its subsidiaries.

“Maximum Number” has the meaning ascribed to such term in Section 4(c).

“Non-Compete Period” has the meaning ascribed to such term in Section 7(c)(ii).

“Offer” has the meaning ascribed to such term in Section 3.1.

“Offeror” has the meaning ascribed to such term in Section 3.1.

“Original Agreement” has the meaning ascribed to such term in the preamble.

“Option” means an option issued to Holders pursuant to the Company’s 2005 Stock Option Plan, as it is amended, supplemented, restated or otherwise modified from time to time, or any other option plan or equity plan approved by the Company.

“Original Cost” means (a) if such share of Common Stock (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by such Management Holder) was purchased in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 18, 2005, by and among the Company, Flag Acquisition Corporation and Metals USA, Inc., the price per share paid by the Apollo Group for its shares of Common Stock on the date of the consummation of the transactions contemplated by such Agreement and Plan of Merger, subject to appropriate adjustment by the Board for stock splits, stock dividends or other distributions, combinations and similar transactions or (b) if such share of Common Stock (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by such Management Holder) was purchased after May 18, 2005, the price per share paid by such Management Holder for such share of Common Stock, subject to appropriate adjustment by the Board for stock splits, stock dividends or other distributions, combinations and similar transactions.

“Original Issue Date” means with respect to any share of Common Stock issued to the Apollo Group or a Management Holder, the date of issuance of such share of Common Stock to the Apollo Group or such Management Holder, as applicable.

“Parties” has the meaning ascribed to such term in the preamble.

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning ascribed to such term in Section 4(b)(i).

“Piggyback Registration Right” has the meaning ascribed to such term in Section 4(b)(i).

“Public Sale” means any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public in the manner described by the provisions of Rule 144(f) promulgated thereunder, other than an offering relating to employee incentive plans.

“Purchase Price” means: (a) in the case where a Management Holder (i) experiences a Bankruptcy Event; (ii) resigns other than for Good Reason as an employee of the Company or any of its subsidiaries during the 12-month period commencing on the Original Issue Date; or (iii) is terminated for Cause, the lower of the Original Cost or the Fair Market Value; and (b) in all other cases, the Fair Market Value.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Required Voting Percentage” means (a) for so long as the Apollo Group owns at least 10% of the outstanding Common Stock, the vote of the shares of Common Stock owned by the Apollo Group, and (b) only for matters that adversely affect any rights or obligations of Management Holders under this Agreement, a majority of the shares of Common Stock outstanding owned by the Management Holders as of the date the vote is taken.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means, with respect to any Person, such Person’s “securities” as defined in Section 2(1) of the Securities Act and includes such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Management” has the meaning ascribed to such term in Section 9(a).

“Subject Employee” has the meaning ascribed to such term in Section 3.2(c).

“Underwritten Offering” has the meaning ascribed to such term in Section 4(h)(i).

Section 2. [Reserved.]

Section 3. Transfers; Additional Parties.

3.1 Restrictions; Permitted Dispositions.

Without the consent of the Company, no Management Holder shall make any Disposition, directly or indirectly, through an Affiliate or otherwise. The preceding sentence shall apply with respect to all shares of Common Stock held directly or indirectly as of the date of this Agreement by a Management Holder (including, without limitation, all shares of Common Stock acquired upon the exercise of any Option held directly or indirectly by such Management Holder as of the date of this Agreement), regardless of the manner in which such Management Holder initially acquired such shares of Common Stock. Notwithstanding the foregoing, the following Dispositions by a Management Holder shall be permitted at any time:

(a) (i) in the case of shares of Common Stock, with respect to a Public Sale in connection with the exercise of Piggyback Registration Rights in accordance with Section 4; or (ii) subject to Section 4(d), any other Public Sale of Common Stock;

(b) to: (i) a guardian of the estate of such Management Holder; (ii) an inter vivos trust primarily for the benefit of such Management Holder; (iii) an inter vivos trust whose primary beneficiary is one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iv) the spouse of such Management Holder during marriage and not incident to divorce; or (v) one or more of such Management Holder’s Affiliates;

(c) to any individual Management Holder by: (i) a guardian of the estate of such Management Holder; (ii) an inter vivos trust whose primary beneficiary is such Management Holder or one or more of such Management Holder’s lineal descendants (including lineal descendants by adoption); (iii) the spouse of such Management Holder during marriage and not incident to divorce; or (iv) such Management Holder’s lineal descendants;

(d) with the consent of the Company, by any Management Holder to a qualified retirement plan sponsored by the Management Holder (including with respect to a qualified retirement plan referred to in this paragraph 3.1(d), to participants, alternate payees and beneficiaries to the extent required by law and the provisions of such plan);

(e) to a trust, to any successor trust or successor trustee;

(f) with the consent of the Company, by any Management Holder to other Persons for tax planning purposes; and

(g) at any time after the Apollo Group has disposed of more than 90% of the securities that it received in connection with its original investment in the Company; provided that such Disposition complies with the applicable securities rules and regulations in effect at the time of the Disposition.

In the event of any transaction by a Management Holder involving a change of ownership interest or voting power of a Management Holder not specifically prohibited by this Section 3.1 or otherwise authorized by (a) through (g) of this Section 3.1, such transaction shall be deemed a Disposition by such Management Holder and an irrevocable “Offer.” Such Management Holder (“Offeror”) shall promptly notify the Company of such event and offer (the “Offer”), by written notice to the Company, to sell all securities subject to the Offer to the Company and/or the Apollo Group for the Purchase Price. Offers under this Section 3.1 shall (A) be in writing; (B) be irrevocable for 90 days following the date of the Offer; (C) be sent by the Offeror to the Company; and (D) contain a description of the proposed transaction and change of ownership interest or voting power. The Company shall, within five (5) business days from receipt thereof (or, if no such written notice is delivered to the Company by the Management Holder, within five (5) business days from the Company’s receipt of evidence, satisfactory to it, of such a Disposition by the Offeror), deliver written notice of the Offer to the Company and the Apollo Group stating that all Common Stock registered in the name of such Management Holder are securities subject to an Offer pursuant to this Section 3.1. The date of such Offer shall be deemed to be the date such written notice of the Offer is so delivered by the Company.

Section 3.2 Additional Parties.

(a) As a condition to the Company’s obligation to effect a transfer of shares of Common Stock by a Management Holder permitted by this Agreement on the books and records of the Company (other than (i) a transfer to the Apollo Group or any of the Apollo Group’s Affiliates, the Company or any subsidiary of the Company or (ii) a permitted Disposition pursuant to Section 3.1(a)(i) or 3.1(a)(ii)), the transferee shall be required to become a party to this Agreement by executing (together with such Person’s spouse, if applicable) an Adoption

Agreement in substantially the form of Exhibit A or in such other form that is reasonably satisfactory to the Company.

(b) In the event that any Person acquires shares of Common Stock from (i) a Management Holder or any Affiliate or member of such Management Holder’s Group or (ii) any direct or indirect transferee of a Management Holder, such Person shall be subject to any and all obligations and restrictions of such Management Holder hereunder (other than the provisions of Section 7), as if such Person was such Management Holder named herein. Additionally, whenever a Management Holder makes a transfer of shares of Common Stock, such shares of Common Stock shall contain a legend so as to inform any transferee that such shares of Common Stock were held originally by a Management Holder and are subject to repurchase pursuant to, and to the extent required by, Section 5 below or the last paragraph of Section 3.1, based on the employment of or events relating to such Management Holder. Notwithstanding the foregoing, this Section 3.2(b) shall not apply to (A) any transfers of Common Stock to the Company, any subsidiary thereof, the Apollo Group or any Affiliate of the Apollo Group or (B) any permitted Disposition pursuant to Section 3.1(a).

(c) Any shares of Common Stock acquired by an individual retirement account (“IRA”) on behalf of an employee of the Company or any of its subsidiaries (the “Subject Employee”) shall be deemed to be acquired by a Management Holder. Additionally, such Subject Employee shall be deemed to be a Management Holder and his or her IRA shall be deemed to have acquired all shares of Common Stock it holds from such Subject Employee pursuant to a transfer that is subject to Section 3.2(b) above.

(d) In the event that any Person that is an Affiliate of the Apollo Group acquires shares of Common Stock from the Apollo Group or any other Affiliate of the Apollo Group, such Person shall be subject to and have the benefit of any and all rights, obligations and restrictions of the Apollo Group hereunder, as if such Person were the Apollo Group.

Section 3.3 Securities Restrictions; Legends.

(a) No shares of Common Stock covered by this Agreement shall be transferable except upon the conditions specified in this Section 3.3, which conditions are intended to insure compliance with the provisions of the Securities Act.

(b) Each certificate representing shares of Common Stock covered by this Agreement shall (unless otherwise permitted by the provisions of paragraph (d) below) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY

THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTORS RIGHTS AGREEMENT DATED AS OF MAY 17, 2005, AS AMENDED AND RESTATED ON [—], 2010, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH INVESTORS RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(c) The holder of any shares of Common Stock covered by this Agreement by acceptance thereof agrees, prior to any transfer of any such shares, to give written notice to the Company of such holder’s intention to effect such transfer and to comply in all other respects with the provisions of this Section 3.3. Each such notice shall describe the manner and circumstances of the proposed transfer. Upon request by the Company, the holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the holder of such shares, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer does not involve a transaction requiring registration or qualification of such shares under the Securities Act. Such holder of such shares shall be entitled to transfer such shares in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing any such transferred shares of Common Stock shall bear the legend set forth in paragraph (b) above unless (i) such opinion of counsel to the holder of such shares (which opinion and counsel shall be reasonably acceptable to the Company) states that registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends.

(d) Notwithstanding the foregoing provisions of this Section 3.3, the restrictions imposed by this Section 3.3 upon the transferability of any shares of Common Stock covered by this Agreement shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or (ii) the holder of such shares has met the requirements for transfer of such shares pursuant to Rule 144 under the Securities Act. Whenever the restrictions imposed by this Section 3.3 shall terminate, the holder of any shares as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in paragraph (b) above and not containing any other reference to the restrictions imposed by this Section 3.3.

Section 4. Piggyback Registration Rights; Apollo Registration Rights.

(a) Apollo Registration Rights.

(i) Subject to the provisions of this Section 4, at any time and from time to time after the date of this Agreement, the Apollo Group may make one or more written demands (“Apollo Registration Demand”) to the Company requiring the Company to register, under and in accordance with the provisions of the Securities Act, all or part of their shares of Common Stock. All Apollo Registration Demands made pursuant to this Section 4 will specify the aggregate amount of shares of Common Stock to be registered, the intended methods of disposition thereof and the registration procedures to be undertaken by the Company in connection therewith (a “Demand Notice”). Subject to Section 4(a)(ii), promptly upon receipt of any such Demand Notice, the Company will file the applicable Registration Statement as soon as reasonably practicable and will use its best efforts to, in accordance with the terms set forth in the Demand Notice, effect within 90 days such registration under the Securities Act (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with the applicable regulations promulgated under the Securities Act) of the shares of Common Stock that the Company has been so required to register.

(ii) If the Company receives an Apollo Registration Demand and the Company furnishes to the Apollo Group a copy of a resolution of the Board certified by the secretary of the Company stating that in the good faith judgment of the Board it would be materially adverse to the Company for a Registration Statement to be filed on or before the date such filing would otherwise be required hereunder, the Company shall have the right to defer such filing for a period of not more than thirty (30) days after receipt of the demand for such registration from the Apollo Group. The Company shall not be permitted to provide such notice more than twice in any 360-day period. If the Company shall so postpone the filing of a registration statement, the Apollo Group may withdraw the Apollo Registration Demand by so advising the Company in writing within thirty (30) days after receipt of the notice of postponement.

(iii) Registrations under this Section 4(a) shall be on such appropriate registration form of the SEC (A) as shall be selected by the Company and as shall be reasonably acceptable to the Apollo Group and (B) as shall permit the disposition of such shares in accordance with the intended method or methods of disposition specified in the Demand Notice. If, in connection with any registration under this Section 4 that is proposed by the Company to be on Form S-3 or any successor form, the managing underwriter, if any, shall advise the Company in writing that in its opinion the use of another permitted form is of material importance to the success of the offering, then such registration shall be on such other permitted form.

(iv) The Company shall use its best efforts to keep any Registration Statement filed in response to an Apollo Registration Demand effective for as long as is necessary for the Apollo Group to dispose of the covered securities.

(v) In the case of an Underwritten Offering in connection with an Apollo Registration Demand, the Apollo Group shall select the underwriters; provided that the managing underwriter shall be a nationally recognized investment banking firm. The Apollo Group shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement in connection with an Apollo Registration Demand, the applicable underwriting discount and other financial terms (including the material terms of the applicable underwriting agreement) and determine the timing of any such registration and sale, subject to Section 4(a)(ii).

(vi) The Company represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with this Section 4. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or conflicts with the rights granted under this Section 4.

(vii) The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A or Regulation S under the Securities Act), and it will take any such further action as reasonably requested, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rules 144, 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

(b) Piggyback Rights.

(i) Subject to Section 4(c), if at any time after the date hereof the Company files a Registration Statement in connection with an Apollo Registration Demand, the exercise of any demand rights by any other holder of Company securities possessing any demand rights, or otherwise (other than in connection with a dividend reinvestment plan or a rights offering or a registration on Form S-4 or S-8 or any successor form to such forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), in each case with respect to an offering that includes any shares of Common Stock, then the Company shall give prompt notice (the “Piggyback Notice”) to the Holders and the Holders shall be entitled to include in such Registration Statement the Registrable Securities held by them. The Piggyback Notice shall offer the Holders the right, subject to Section 4(c) (the “Piggyback Registration Right”), to register such number of shares of Registrable Securities as each Holder may request and shall set forth (X) the anticipated filing date of such Registration Statement and (Y) the number of shares of Common Stock that are proposed to be included in such Registration Statement. Subject to Section 4(c), the Company shall include in such Registration Statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Piggyback Notice has been given.

(ii) The Company may decline to file a Registration Statement after giving the Piggyback Notice, or withdraw a Registration Statement after filing and after such Piggyback Notice, but prior to the effectiveness of the Registration Statement; provided that the Company shall promptly notify each Holder in writing of any such action; provided, further, that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn Registration Statement.

(c) Underwriters’ Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 4 involves an Underwritten Offering and the managing underwriter or underwriters of such proposed Underwritten Offering in good faith advises the Company that the total or kind of securities that such Holders and any other persons or entities intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the securities offered in such offering in any material respect, then the Company shall register only such number of securities as the managing underwriter advises in good faith would not cause such adverse effects (the “Maximum Number”) and such Maximum Number shall be allocated among the Company, the selling Apollo Group and Holders and any other applicable holders in the following order:

(i) In the event of an Apollo Registration Demand or an exercise of any demand rights by any holders of Company securities possessing such rights:

(A) first, the securities held by the Persons exercising such demand right or held by the Apollo Group pursuant to the Apollo Registration Demand, as applicable; and

(B) second, if the number of securities to be registered pursuant to clause (A) is less than the applicable Maximum Number (the difference being the “Available Number”), the Available Number shall be allocated among the Holders exercising Piggyback Registration Rights and any other holders of Company securities exercising rights to be included in such registration, pro rata based upon the number of securities requested to be included in such registration by each such Person at the time of such registration.

(ii) In the event of any other registration:

(A) first, the securities to be issued and sold by the Company in such registration; and

(B) second, if the number of securities to be registered pursuant to clause (A) is less than the applicable Maximum Number, the Available Number shall be allocated among the Holders exercising Piggyback Registration Rights and any other holders of Company securities exercising rights to be included in such registration, pro rata based upon the number of securities requested to be included in such registration by each such Person at the time of such registration.

Notwithstanding anything to the contrary set forth in this Section 4(c), in connection with a registration pursuant to an Apollo Registration Demand, the Apollo Group shall be entitled to determine, in its sole discretion, the Maximum Number applicable to such registration.

(d) Lock-up. If the Company at any time shall register shares of Common Stock under the Securities Act for sale to the public, no Management Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company.

(e) Participation in Underwritten Offerings; Cooperation.

(i) No Person may participate in any Underwritten Offering hereunder unless such Person (A) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements reasonably approved by the Company (subject to the rights of the Apollo Group pursuant to Section 4(a)(v)) and (B) executes any questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 4(e)(i) shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

(ii) Each Holder exercising Piggyback Registration Rights shall reasonably cooperate with the Company in connection with any applicable registration, including, without limitation, by providing information with respect to itself to the Company for inclusion in the applicable Registration Statement.

(f) Expenses. The Company will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to this Section 4; provided that each Holder shall pay all applicable underwriting fees, discounts and similar charges.

(g) Indemnification.

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (A) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (B) the prospectus completely corrected in a timely manner such untrue statement or omission; provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(ii) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished by such selling Holder to the Company for inclusion in such Registration Statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the securities giving rise to such indemnification obligation. The Company and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

(iii) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (A) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (B) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (1) the indemnifying party has agreed in writing to pay such fees or expenses, (2) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (3) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld); provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer; provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense or a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of each additional counsel.

(iv) Other Indemnification. Indemnification similar to that specified in this Section 4(g) (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(v) Contribution. If for any reason the indemnification provided for in the preceding clauses (g)(i) and (g)(ii) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (g)(i) and (g)(ii), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any securities under this Section 4. No Person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(h) Certain Definitions. For purposes of this Section 4:

(i) “Registrable Securities” shall mean shares of Common Stock; provided that any Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (B) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company; provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security. Notwithstanding any other provision of this Section 4(h)(i), with respect to any Registration Statement that registers shares of Common Stock, “Registrable Securities” shall only include shares of Common Stock.

(ii) “Underwritten Offering” means a sale of shares of Common Stock to an underwriter for reoffering to the public.

Section 5. Repurchase Rights.

(a) Company Repurchase Right. Notwithstanding anything contained herein to the contrary, in the event (i) a Management Holder materially breaches the terms of this Agreement (including Section 7 hereof), any employment agreement or similar agreement between the Management Holder and the Company or any of its subsidiaries, any award agreement under the Company’s 2005 Stock Incentive Plan or other equity incentive award plan of the Company or any subscription agreement between the Management Holder and the Company or (ii) a Management Holder’s employment is terminated by the Company for Cause, then the Company and its subsidiaries shall have the right, but not the obligation, to repurchase all or any portion of the shares of Common Stock held by such holder (including any shares of Common Stock received upon a distribution from any deferred compensation plan or any Common Stock issuable upon exercise of any Options held by such Management Holder) in accordance with this Section 5 for 85% of the Fair Market Value. The determination date for purposes of determining the Fair Market Value shall be the closing date of the purchase of the applicable shares.

(b) The Apollo Group Repurchase Right. The Company or a subsidiary thereof shall give written notice to the Apollo Group stating whether the Company or any subsidiary will exercise such purchase rights pursuant to clause (a) above. If such notice states that the Company and its subsidiaries will not exercise their purchase rights for all or a portion of the shares of Common Stock then subject thereto, the Apollo Group shall have the right to purchase such shares of Common Stock not purchased by the Company or its subsidiaries on the same terms and conditions as the Company and its subsidiaries until the later of (i) the 30th day following the receipt of such notice or (ii) the repurchase date (in the case of a repurchase pursuant to clause (a)(i) above).

(c) Closing. The closing of any purchase of shares of Common Stock, pursuant to this Section 5 or the last paragraph of Section 3.1, as applicable, shall take place on a date designated by the Company, one of its subsidiaries, or the Apollo Group, as applicable, in accordance with the applicable provisions of this Section 5 or the last paragraph of Section 3.1; provided that the closing will be deferred until such time as the applicable Management Holder has held the shares of Common Stock for a period of at least six months and one day. The Company, one of its subsidiaries, or the Apollo Group, as applicable, will pay for the shares of Common Stock purchased by it pursuant to this Section 5 or the last paragraph of Section 3.1, as applicable, by delivery of a check or wire transfer of funds, in exchange for the delivery by the Management Holder of the certificates representing such shares of Common Stock, duly endorsed for transfer to the Company, such subsidiary or the Apollo Group, as applicable. The Company shall have the right to record such purchase on its books and records without the consent of the applicable Management Holder.

(d) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all purchases of shares of Common Stock by the Company shall be subject to applicable restrictions contained in federal law and the Delaware General Corporation Law. Notwithstanding anything to the contrary contained in this Agreement, if any such restrictions prohibit or otherwise delay any purchase of shares of Common Stock that the Company is otherwise entitled or required to make pursuant to this Section 5, then the Company shall have the option to make such purchases pursuant to this Section 5 within thirty (30) days of the date that it is first permitted to make such purchase under the laws and/or agreements containing such restrictions. Notwithstanding anything to the contrary contained in this Agreement, the Company and its subsidiaries shall not be obligated to effectuate any transaction contemplated by this Section 5 if such transaction would violate the terms of any restrictions imposed by agreements evidencing the Company’s (or any of its subsidiaries’) Indebtedness. In the event that any shares of Common Stock are sold by a Management Holder pursuant to this Section 5, the Management Holder, and such Management Holder’s successors, assigns or representatives, will take all reasonable steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals with respect to such Management Holder and take all other actions necessary and desirable to facilitate consummation of such sale in a timely manner.

Section 6. Board of Directors.

(a) Nomination of Directors. The Apollo Group shall have the right to nominate for election to the Board up to:

(i) four directors, so long as the Apollo Group collectively beneficially owns at least 30% of the outstanding Common Stock of the Company but less than 50% of the outstanding Common Stock of the Company;

(ii) three directors, so long as the Apollo Group collectively beneficially owns at least 20% of the outstanding Common Stock of the Company but less than 30% of the outstanding Common Stock of the Company; or

(iii) two directors, so long as the Apollo Group collectively beneficially owns at least 10% of the outstanding Common Stock of the Company but less than 20% of the outstanding Common Stock of the Company.

Within one hundred eighty (180) days of this Agreement, the Apollo Group shall have the right to nominate for election to the Board two directors, and if the Apollo Group exercises such right, the Company shall increase the size of the Board to nine (9) directors and appoint such nominees to the Board. In each of clauses (i) through (iii) in this Section 6(a), the number of shares of Common Stock beneficially owned by the Apollo Group shall include shares of Common Stock issuable under the terms of any exchangeable or convertible securities issued by the Company and beneficially owned by the Apollo Group and any director deemed “independent” by the Board for New York Stock Exchange purposes shall not be included as one of the directors. In the event the Board increases its size beyond nine (9) members, the Apollo Group’s nomination rights under this Section 6(a) shall be proportionately increased, rounded up to the nearest whole number.

(b) Election of Directors. The Company shall take all action within their respective power to cause all nominees nominated pursuant to Section 6(a) to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any election by written consent) and the Company shall use all reasonable best efforts to cause the election of each such nominee, including soliciting proxies in favor of the election of such nominees.

(c) Replacement Directors. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director nominated pursuant to Section 6(a) or designated pursuant to this Section 6(c) or in the event of the failure of any such nominee to be elected, the Apollo Group shall have the right to designate a replacement to fill such vacancy. The Company shall take all action within its power to cause such vacancy to be filled by the replacement so designated, and the Board shall promptly elect such designee to the Board. Upon the written request of the Apollo Group, the Company shall take all actions necessary to remove, with or without cause, any director previously nominated pursuant to Section 6(a) or designated pursuant to this Section 6(c), and to elect any replacement director designated by the Apollo Group as provided in the first sentence of this Section 6(c).

(d) Committees. So long as the Apollo Group collectively beneficially owns at least 15% of the outstanding Common Stock of the Company, the Company shall take all action within their respective power to cause any committee of the Board to include in its membership at least one of the Apollo Group’s nominees, except to the extent that such membership would violate applicable securities laws or stock exchange or stock market rules.

(e) No Limitation. The provisions of this Section 6 are intended to provide the Apollo Group with the minimum Board representation rights set forth herein. Nothing in this

Agreement shall prevent the Company from having a greater number of Apollo Group nominees or designees on the Board than otherwise provided herein.

(f) Laws and Regulations. Nothing in this Section 6 shall be deemed to require that any party hereto, or any Affiliate thereof, act or be in violation of any applicable provision of law, legal duty or requirement or stock exchange or stock market rule.

Section 7. Non-Solicitation; Non-Competition.

(a) Each Management Holder shall be bound by the non-competition and non-solicitation provisions contained in this Section 7, unless any Management Holder is a party to an employment or other similar agreement with the Company or any of its subsidiaries which contains non-compete and non-solicitation provisions, in which event such Management Holder shall only be bound by the non-compete and non-solicitation provisions contained in such employment or other agreement and shall not be bound by the provisions of this Section 7.

(b) During the period commencing on the date of the Original Agreement and ending on the first anniversary of the date on which the Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Affiliates, the Management Holder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company or any Affiliate of the Company to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any such Affiliate, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company or any Affiliate of the Company until twenty four (24) months after such individual’s employment relationship with the Company or such Affiliate has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate of the Company to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company or any such Affiliate, on the other hand.

(c) Each Management Holder acknowledges that, in the course of his employment with the Company and/or its Affiliates and their predecessors, he has become familiar, or will become familiar, with the Company’s and its Affiliates’ and their predecessors’ trade secrets and with other confidential information concerning the Company, its Affiliates and their respective predecessors and that his services have been and will be of special, unique and extraordinary value to the Company and its Affiliates. Therefore, each Management Holder agrees that, during the period commencing on the date of the Original Agreement and ending on the date on which the Management Holder ceases to receive any payments related to salary, bonus or severance from the Company or any of its Affiliates (or in the case (i) that the Management Holder receives any severance in a lump sum; or (ii) of a termination by the Company of the Management Holder’s employment for Cause or a termination by the Management Holder of his or her employment without Good Reason, the second anniversary of the date on which the Management Holder ceases to receive such payments) (the “Non-Compete Period”), such Management Holder shall not directly or indirectly, engage in the fabrication, sale or distribution of any product fabricated, sold or distributed by the Company or its subsidiaries as of the date of the Original Agreement or during the Non-Compete Period anywhere in the world in which the Company or its subsidiaries is doing business. For purposes of this Section 7(c), the phrase “directly or indirectly engage in” shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer or otherwise, and shall include any direct or indirect participation in such enterprise as an employee, consultant, licensor of technology or otherwise; provided, however, that nothing in this Section 7 shall prohibit any Management Holder from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Management Holder has no active participation in the business of such corporation.

Section 8 Directors’ & Officers’ Insurance. The Company shall maintain directors’ and officers’ liability insurance (including Side A coverage) covering the Company’s and its subsidiaries’ directors’ and officers’ and issued by reputable insurers, with appropriate policy limits, terms and conditions. The provisions of this Section 8 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 9 Information. For so long as the Apollo Group owns 10% of the outstanding Common Stock or any other equity securities of the Company, the Apollo Group will be entitled to the following contractual management rights with respect to the Company and its subsidiaries:

(a) The Apollo Group shall be entitled to routinely consult with and advise senior management of the Company (defined as the Company’s Senior Vice Presidents and above and, collectively, “Senior Management”) with respect to the Company’s business and financial matters, including management’s proposed annual operating plans, and, upon request, members of Senior Management will meet regularly (on a quarterly basis) during each year with representatives of the Apollo Group (the “Representatives”) at the Company’s and/or its subsidiaries facilities (or such other locations as the Company may designate) at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company agrees to give due consideration to the advice given and any proposals made by the Apollo Group;

(b) The Apollo Group may inspect all books and records and facilities and properties of the Company at reasonable times and intervals. The Company shall furnish the Apollo Group with such available financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as the Apollo Group may reasonably request and at the Apollo Group’s expense. The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to make proposals and furnish advice to, Senior Management; and

(c) The Company shall, after receiving notice from the Apollo Group as to the identity of any Representative: (i) permit such Representative to attend all meetings of the Board of the Company, as an observer; (ii) provide such Representative advance notice of each such meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board; (iii) provide, with the Apollo Group’s consent, the Representative with copies of all materials, including notices, minutes, consents and regularly compiled financial and operating data distributed to the members of the Board at the same time as such materials are distributed to such Board, and shall permit the Representative to have the same access to information concerning the business and operations of the Company; and (iv) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Company’s officers shall give due consideration thereto (recognizing that the ultimate discretion with respect to all such matters shall be retained by the Board).

The Company agrees to consider, in good faith, the recommendations of the Apollo Group in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

Section 10 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered to the respective parties in person, by courier service, by registered or certified mail or by facsimile transmission at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

If to the Company:

Metals USA Holdings Corp.

2400 East Commercial Blvd.

Suite 905

Fort Lauderdale, FL 33308

Facsimile: (954) 202-0271

Attention: President and CEO

                  General Counsel

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

If to the Apollo Group:

The Apollo Group

9 West 57th Street

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Matthew Michelini

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile: (212) 403-2000

Attention: Andrew J. Nussbaum, Esq.

If to any Management Holder, to the address set forth with respect to such Management Holder in the Company’s records.

Any such notice shall be effective and deemed received three (3) days after proper deposit in the mails, but actual notice shall be effective however and whenever received. The Company, any Holder or any spouse or legal representative of a Holder may effect a change of address for purposes of this Agreement by giving notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth above or on the Company’s record shall be effective for all purposes.

Section 11. Miscellaneous Provisions.

(a) Each Management Holder that is an entity that was formed for the sole purpose of acquiring shares of Common Stock or that has no substantial assets other than the shares of Common Stock or interests in shares of Common Stock agrees that (i) certificates of shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Agreement on the transfer of Common Stock as if such common stock or other equity interests were shares of Common Stock and (ii) no such shares of common stock or other equity interests may be transferred to any Person other than in accordance with the terms and provisions of this Agreement as if such shares or equity interests were shares of Common Stock.

(b) No Holder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Securities of the Company on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Holders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of any Securities of the Company in a manner inconsistent with this Agreement.

(c) All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(d) Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

(e) This Agreement shall be binding upon the Company, the Apollo Group, the Management Holders, any spouses of the Management Holders and their respective heirs, executors, administrators and permitted successors and assigns.

(f) This Agreement may be amended or waived from time to time by an instrument in writing signed by the Company and the Holders having the Required Voting Percentage; provided, however, that (i) for so long as the Apollo Group owns any Registrable Securities, Section 4 may not be amended without the prior written consent of the Apollo Group; (ii) Section 8 may not be amended without the prior written consent of the Apollo Group; (iii) for so long as the Apollo Group owns at least 10% of the outstanding Common Stock, Section 6 may not be amended without the prior written consent of the Apollo Group; and (iv) for so long as the Apollo Group owns at least 10% of the outstanding Common Stock, Section 9 may not be amended without the prior written consent of the Apollo Group.

(g) This Agreement shall terminate automatically upon: (i) the dissolution of the Company upon the determination of Holders having the Required Voting Percentage, or (ii) the consummation of a Control Disposition; provided, however, that (A) for so long as the Apollo Group owns any Registrable Securities, Section 4 may not be terminated without the prior written consent of the Apollo Group, (B) for so long as the Apollo Group owns at least 10% of the outstanding Common Stock, Section 6 may not be terminated without the prior written consent of the Apollo Group, (C) the indemnification provisions of Section 4 and the covenants in Section 8 shall survive any termination, and (D) for so long as the Apollo Group owns at least 10% of the outstanding Common Stock, Section 9 shall survive any termination.

(h) Any Holder who disposes of all of his, her or its Common Stock in conformity with the terms of this Agreement shall cease to be a party to this Agreement and shall have no further rights hereunder; provided, however, that the provisions of Section 7 shall survive any termination.

(i) The spouses of the individual Management Holders are fully aware of, understand and fully consent and agree to the provisions of this Agreement and its binding effect upon any community property interests or similar marital property interests in the Common Stock they may now or hereafter own, and agree that the termination of their marital relationship with any Management Holder for any reason shall not have the effect of removing any Common Stock of the Company otherwise subject to this Agreement from the coverage of this Agreement and that their awareness, understanding, consent and agreement are evidenced by their signing this Agreement. Furthermore, each individual Management Holder agrees to cause his or her spouse (and any subsequent spouse) to execute and deliver, upon the request of the Company, a counterpart of this Agreement.

(j) Any Disposition or attempted Disposition in breach of this Agreement shall be void and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it or the Holders. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief).

(k) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The failure of any Holder to execute this Agreement does not make it invalid as against any other Holder.

(l) Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, illegal or otherwise unenforceable provisions shall be null and void as to such jurisdiction. It is the intent of the parties, however, that any invalid, illegal or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, illegal or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law.

(m) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and other documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

(n) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall exclusively and properly lie in the Delaware State Chancery Court located in Wilmington, Delaware, or (in the event that such court denies jurisdiction) any federal or state court located in the State of Delaware. By execution and delivery of this Agreement each party hereto irrevocably submits to the jurisdiction of such courts for himself and in respect of his property with respect to such action. The parties hereto irrevocably agree that venue for such action would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without necessity for service by any other means provided by statute or rule of court.

(o) No course of dealing between the Company, or its subsidiaries, and the Holders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(p) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OR ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHT OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS ENTERED INTO IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN.

(q) This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes all previous agreements among all or some of the parties hereto, whether written, oral or otherwise, as to such subject matter, including, without limitation, the Original Agreement from and after the completion of the IPO. Unless otherwise provided herein, any consent required by the Company may be withheld by the Company in its sole discretion.

(r) Except as otherwise expressly provided herein, no Person not a party to this Agreement, as a third party beneficiary or otherwise, shall be entitled to enforce any rights or remedies under this Agreement.

(s) If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

(t) No director of the Company shall be personally liable to the Company or any Holder as a result of any acts or omissions taken under this Agreement in good faith.

(u) In the event additional shares of Common Stock are issued by the Company to a Holder at any time during the term of this Agreement, either directly or upon the exercise or exchange of securities of the Company exercisable for or exchangeable into shares or Common Stock, such additional shares of Common Stock, as a condition to their issuance, shall become subject to the terms and provisions of this Agreement.

(v) Notwithstanding anything to the contrary contained herein, but subject to Section 3.2, the Apollo Group may assign its rights or obligations, in whole or in part, under this Agreement to one or more of its Affiliates and may assign its registration rights and obligations under Section 4, in whole or in part, to any party to whom it transfers any shares of Common Stock.

(w) In the event that any member of the Apollo Group becomes an owner of Common Stock of the Company, such member shall automatically become party to this

Agreement and this Agreement shall be amended and restated to provide that the Apollo Group or a designee of the Apollo Group shall have all of the rights and obligations of the Apollo Group hereunder.

(x) This Agreement shall become effective subject to and upon consummation of the IPO.

* * * * *

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement to reflect approval of the Company to be effective as of the date first above written.

METALS USA HOLDINGS CORP.

By:
Name:
Title:

Accepted and agreed by:

APOLLO INVESTMENT FUND V, L.P.
By:	Apollo Advisors V, L.P., its general partner
By:	Apollo Capital Management V, Inc., its general partner

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS V, L.P.
By:	Apollo Advisors V, L.P., its managing general partner
By:	Apollo Capital Management V, Inc., its general partner

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

APOLLO NETHERLANDS PARTNERS (A)V, L.P.
By:	Apollo Advisors V, L.P., its general partner
By:	Apollo Capital Management V, Inc., its general partner

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS (B)V, L.P.
By:	Apollo Advisors V, L.P., its general partner
By:	Apollo Capital Management V, Inc., its general partner

By:
Name:
Title:

APOLLO GERMAN PARTNERS V GMBH KG & CO.
By:	Apollo Advisors V, L.P., its special limited partner
By:	Apollo Capital Management V, Inc., its general partner

By:
Name:
Title:

MANAGEMENT HOLDERS

By:
Name:
Title

[SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS RIGHTS AGREEMENT]

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption”) is executed pursuant to the terms of the Amended and Restated Investors Rights Agreement, dated as of [—], 2010 (as amended from time to time, the “Investors Rights Agreement”), by the transferee (“Transferee”) executing this Adoption. By the execution of this Adoption, the Transferee agrees as follows (terms used but not defined in this Adoption have the meanings set forth in the Investors Rights Agreement):

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Company, subject to the terms and conditions of the Investors Rights Agreement, among the Company and the Holders party thereto.

2.	Agreement. Transferee (i) agrees that the shares of Common Stock acquired by Transferee, and certain other shares of Common Stock that may be acquired by Transferee in the future, shall be bound by and subject to the terms of the Investor Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Investor Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. Any notice required as permitted by the Investor Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Investor Rights Agreement, to the terms of the Investor Rights Agreement.

Signature:

Address: